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                                                                   EXHIBIT 10(b)

                           SCIENTIFIC-ATLANTA, INC.

                   NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                            AS AMENDED THROUGH NOVEMBER 13, 1996

1. PURPOSE. The purposes of the plan ("Plan") are to advance the interests of Scientific-Atlanta, Inc. ("Company") and its shareholders by (i) encouraging increased share ownership by members of the Board of Directors ("Board") of the Company who are not employees of the Company or any of its subsidiaries, (ii) enhancing the Company's ability to attract and retain the services of experienced, able and knowledgeable persons to serve as directors, and (iii) providing additional incentive for directors to contribute their best efforts to the Company's success.

2. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations and interpretations of the Board shall be binding upon all persons.

3. SHARES TO BE ISSUED. Shares of the Company's common stock ("Common Stock") delivered on the exercise of stock options ("Options") granted under the Plan may be authorized, but previously unissued, shares or previously issued shares reacquired by the Company.

4.  GRANTING OF OPTIONS.

         (a)  Eligible Directors.  "Eligible Directors" are all members of the
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Board who are not employees of the Company.

         (b)  Initial Grant.  Each Non-Employee Director will receive an initial
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grant of 20,000 shares upon approval by the Board of this plan or upon the initial appointment or election to the Board.

         (c)  Automatic Grants.  An Option to Purchase 5,000 shares of Common
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Stock shall granted at the annual meeting of the Board held on the date of the
Annual Meeting of Shareholders beginning in 1995 and at each succeeding Board meeting held on that date provided the Non-Employee Director continues in office after the Board meeting date on which the Option is granted.


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         (d)  Option Agreement.  Each Option shall be evidenced by a written
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instrument which shall state the terms and conditions of the grant, not inconsistent with the Plan, as the Board in its sole discretion shall determine and approve.

         (e)  Option Price.  The purchase price for each share of Common Stock
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subject to an Option shall be the fair market value of the Common Stock on the date the Option is granted. For this purpose, as well as other purposes under the Plan, fair market value shall be deemed to be the closing selling price of a share of Common Stock as traded on the New York Stock Exchange on the date on which the Option is granted or, if there is no trade on such Exchange on that date, then on the next preceding date on which there was a trade of Common Stock on such Exchange. (In the event the Company's Common Stock is not listed on the New York Stock Exchange on the date of an Option grant, the fair market value shall be determined as stated above but with reference to trades on the largest stock exchange on which the stock is then traded.)

         (f)  Nontransferability.  An Option shall be nonassignable and
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nontransferable other than by will or the laws of descent and distribution. An
Option shall be exercisable during the Eligible Director's lifetime only by him or, in the event of his incompetence, by a duly appointed guardian.

5.  OPTION EXERCISES.

         (a)  Exercise Timing. Except as provided in Sections 5(c) and 6 below,
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each Option shall become exercisable for 25% of the shares of Common Stock covered by the Option after the expiration of one year following the date of grant and for an additional 25% of the shares after the expiration of each of the succeeding three years following the date of grant.

         (b)  Method of Exercise.  Options may be exercised by delivery of
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written notice of exercise to the Secretary of the Company accompanied by the full purchase price of the shares being purchased. The price shall be paid at the time of exercise (i) in cash, (ii) by the transfer to the Company of shares of the Company's Common Stock acquired by the option holder prior to the exercise of the Option, or (iii) by any combination of cash or such shares of the Company's Common Stock. Each such share so transferred in full or part payment of the option price shall be deemed to have a value equal to the closing price of a share of the Common Stock of the Company, as traded on the New York Stock Exchange (or the largest stock exchange on which it is then traded), on the date of transfer to the Company, or if there is no trade on such Exchange on that date, on the nearest date preceding the date of transfer on which a trade on such Exchange


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was made, and each such share at the time of such transfer shall be free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to the Company in full or part payment of the Option price.

     (c)  Effect of Change of Control.  In the event of "Change of Control" of
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the Company, all Options held by Eligible Directors on the date of Change of
Control shall be immediately exercisable in full, irrespective of the amount of time that has elapsed from the date of grant. "Change of Control" means a change of twenty-five percent (25%) or more of the membership of the Board (excluding membership changes resulting from normal retirement of directors) within a twenty-four (24) month period following the acquisition of beneficial ownership by any person or entity, or group of persons or entities and their affiliates acting in concert, of twenty percent (20%) or more of the voting securities of the Company. "Affiliates" and "beneficial ownership" shall be defined in accordance with Rules 12b-2 and 13d-3 of the Securities and Exchange Commission, as the same may from time to time be amended.

6. EXPIRATION OF OPTIONS. Except as hereinafter provided, all Options shall expire on the earlier of (i) the last day of the tenth year after the date of grant or (ii) the date that an Eligible Director ceases to be a member of the Board; provided, however, that to the extent any unexpired Options are otherwise exercisable on the date that an Eligible Director ceases to be a member of the Board for any reason other than "cause", death or retirement under a retirement plan of the Company, such Options shall remain exercisable for 210 days following the last day of the Eligible Director's Board membership and shall expire if not exercised within said 210-day period. If Board membership ceases on account of death or retirement under a retirement plan of the Company, all unexpired Options held by the Eligible Director on the last day of Board membership, which are then exercisable or would have become exercisable had the Director continued as a member of the Board for one additional year, shall be immediately exercisable and remain exercisable for 365 days following the last day of the Eligible Director's Board membership and shall expire if not exercised within said 365-day period. To the extent any otherwise unexpired Options are not exercisable in accordance with the immediately preceding sentence, they shall


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expire as of the date of death or the effective date of retirement, as the case may be. All Options held by an Eligible Director whose membership on the Board ends after the occurrence of "cause" shall expire immediately on the last date of membership. "Cause", for the purposes of this paragraph 6, means any act or omission for which indemnification of the Director is prohibited by the Georgia Business Corporation Code (Sections 14-2-171 of the Code until July 1, 1989 and
Section 14-2-856, as amended, on and after July 1, 1989).

7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. If a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of Common Stock of the Company occurs, the number and kind of shares authorized by this Plan, and the number, Option price and kind of shares covered by the Options granted hereunder, shall be automatically adjusted as required in order to prevent an unfavorable effect upon the value of the shares covered by then outstanding Options and shares covered by Options subsequently granted.

8. TAX WITHHOLDING. Any exercise of an Option pursuant to the Plan shall be subject to withholding of state and federal income taxes, FICA tax or other taxes to the extent required by applicable law.

9. LAWS AND REGULATIONS. The Plan, the grant and exercise of Options, and the obligation of the Company to sell or deliver shares of Common Stock under the Plan shall be subject to all applicable laws, regulations and rules. In the event that the shares of Common Stock to be issued under this Plan are not registered under the Securities Act of 1933 and any applicable state securities laws prior to the delivery of such shares, the Company may require, as a condition to the issuance thereof, that the persons to whom such shares are to be issued represent and warrant in writing to the Company that the shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares within the meaning of that Act, and a legend to that effect may be placed on the certificates representing such shares.

10. TERMINATION AND AMENDMENT OF THE PLAN. The Board may at any time terminate the Plan or may at any time or times amend the Plan or amend any outstanding Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, provided that:


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         (i)    no amendment of any outstanding Option shall contain terms or conditions inconsistent with the provisions contained in the Plan at the time the respective Option was granted, as determined by the Board; and

         (ii) except as provided in Section 7, no such amendment shall, without the approval of the shareholders of the Company: (a) increase the number of shares of Common Stock for which each Option may be granted under the Plan; (b) increase the frequency of Option grants; (c) reduce the price at which Options may be granted or exercised below the price provided for in Section 4(e); (d) extend the period during which any outstanding Option may be exercised; (f) materially increase in any other way the benefits accruing to Eligible Directors; (g) expand Plan eligibility beyond Eligible Directors as defined herein, or (h) disqualify an Eligible Director from being a "disinterested" administrator, within the meaning of Rule 16b-3 (or any successor rule) of the Securities and Exchange Commission, or any stock option plan or other stock-based plan of the Company.

11. EFFECTIVE DATE. The Plan shall become effective on the date of approval by the Board; provided, however, that the Plan shall be submitted to the shareholders of the Company for approval, and if not approved by the shareholders within one year from the date of approval by the Board, the Plan shall be of no force and effect. Options granted under the Plan before approval of the Plan by the shareholders shall be granted subject to such approval and shall not be exercisable before such approval.

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